Exhibit 99

INVESTOR CONTACT:
Fay West
Senior Vice President and Chief Financial Officer
763-540-1600

Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

●	Record full year net income of $64.9 million on net sales of $1.09 billion representing 9.1% organic sales growth

●	Fourth quarter net income of $7.9 million on net sales of $276.4 million representing 4.5% organic sales growth versus the prior year period

●	Full year adjusted EBITDA of $140.2 million, or 12.9 percent of sales; adjusted diluted EPS of $4.39

●	Fourth quarter adjusted EBITDA of $28.4 million, or 10.3 percent of sales; adjusted diluted EPS of $0.71

●	Tennant announces 2022 GAAP earnings guidance in range of $3.90 to $4.50 per diluted share and adjusted EBITDA of $145 million to $160 million, in line with long-term targets

MINNEAPOLIS, Feb. 24, 2022—Tennant Company (“Tennant” or the “Company”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its fourth quarter and full year results for 2021.

“Reflecting on 2021, I am proud of our record net income and how our team has responded to inflationary pressures and an extremely challenging global supply chain environment,” said Dave Huml, Tennant Company’s President and Chief Executive Officer. “Our team has remained focused on meeting customer demands and driving shareholder value by executing our long-term strategy: win where we have competitive advantage, reduce complexity and build scalable processes, and innovate for profitable growth. While we expect macroeconomic headwinds to persist throughout the year, the demand for our products has risen to pre-pandemic levels and our strong performance in 2021 demonstrates our ability to execute in this environment, positioning us to deliver on our 2022 expectations.”

2021 Full Year and Fourth Quarter Results

(In millions)	Twelve Months Ended			Three Months Ended
	December 31,			December 31,
	2021	2020	Change	2021	2020	Change
Net sales	$1,090.8	$1,001.0	9.0%	$276.4	$273.0	1.2%
Net income	$64.9	$33.7	92.6%	$7.9	$2.5	216.0%
Adjusted gross margin	40.2%	41.1%	-90 bps	36.7%	41.3%	-460 bps
Adjusted EBITDA	$140.2	$119.4	17.4%	$28.4	$25.4	11.8%

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Page 2 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

Full year 2021 consolidated net sales of $1.09 billion increased 9.0 percent over the prior year period, or 9.1 percent on an organic basis, including a favorable foreign exchange effect of 2.0 percent and a negative divestiture impact of 2.1 percent related to the sale of the Company’s coatings business in the first quarter of 2021. Adjusted gross margin declined to 40.2 percent in 2021 from 41.1 percent in the prior year reflecting raw material inflation, higher freight costs, and labor constraints partly offset by price increases. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) grew by 17.4 percent to $140.2 million, and Adjusted EBITDA margin increased 100 basis points to 12.9 percent as reductions in sales and administrative expenses (S&A) more than offset the gross margin decline. Net income attributable to Tennant Company increased $31.2 million to $64.9 million, driven by higher operating results discussed above as well as lower interest expense as a result of the debt refinancing completed in the second quarter of 2021. These improvements in net income attributable to Tennant Company were partly offset by the loss on extinguishment of debt recorded in connection with the 2021 debt refinancing.

In the fourth quarter of 2021, consolidated net sales of $276.4 million were up 1.2 percent over the prior year period, or 4.5 percent on an organic basis, including an unfavorable foreign exchange effect of 1.0 percent and a negative divestiture impact of 2.3 percent. Parts availability and inflationary pressures were particularly acute in the quarter as adjusted gross margin declined by 460 basis points from the prior year period to 36.7 percent. Adjusted EBITDA grew by 11.8 percent to $28.4 million and Adjusted EBITDA margin increased 100 basis points to 10.3 percent. The year-over-year improvement was due in part to strategic investments made in the year-ago period. Net income of $7.9 million increased $5.4 million over the prior year period, reflecting lower S&A and interest costs.

Organic Sales Results

	Twelve Months Ended				Three Months Ended
	December 31, 2021				December 31, 2021
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic net sales growth	7.4%	14.2%	5.6%	9.1%	4.9%	7.4%	-7.2%	4.5%

Organic net sales increased by 9.1 percent for the full year 2021 and 4.5 percent for the fourth quarter reflecting recovery from pandemic-related demand impacts in 2020. Regional results were as follows:

●

Net sales in the Americas grew 7.4 percent organically for the full year and 4.9 percent in the fourth quarter, despite widespread supply chain challenges and labor constraints. Growth drivers included parts and consumables, service, and strong industrial sales in North America. Strong organic growth in Latin America was driven by industrial sales in Brazil and sales of IPC-branded products in Mexico.

●

Europe, Middle East, and Africa (EMEA) net sales grew 14.2 percent organically for the full year and 7.4 percent in the fourth quarter, with demand and order backlog strengthening during the quarter. For the full year, the Company achieved growth across all product categories and markets.

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Page 3 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

●

Net sales in Asia-Pacific (APAC) increased 5.6 percent organically for the full year but declined 7.2 percent in the fourth quarter. The quarter decline was attributed in part to supply-chain disruptions and labor constraints in China, with new pandemic-related shutdowns in the region, the impact of which was partially offset by strong demand in Korea and Australia.

Cash Flow, Capital Allocation and Liquidity

For the full year 2021, cash flow from operations was $69.4 million compared to $133.8 million in the prior year period. The decrease in operating cash flow year over year was primarily driven by a significant change in working capital. The Company’s strong 2021 net sales and volumes resulted in an increase in accounts receivables, coupled with an increase in inventory as a result of rising costs along with an increase in stock in anticipation of continuing pressure on the Company’s global supply chain.

The Company strategically deployed cash flow toward operational capital needs, deleveraging and returning capital to shareholders by way of dividends and share repurchases. During the year, the Company reduced debt by $44.0 million, paid dividends of $17.5 million, and purchased $15.0 million of Tennant common stock. Liquidity remained strong with a balance of $123.6 million in cash and cash equivalents at the end of 2021.

2022 Business Outlook

“Our return to pre-pandemic levels of order demand fuels Tennant’s momentum as we enter 2022,” said Huml. “While our full year guidance reflects what continues to be an uncertain and inflationary operating environment, given the strong demand for our products and the continued execution of our enterprise strategy, we are positioned to capitalize on long-term opportunities in the global mechanized cleaning market.”

For 2022, Tennant provides the following guidance:

(In millions except per share data)		FY 2022
	2021	Guidance Range
Net sales	$1,090.8	$1,125.0 - $1,170.0
Organic net sales growth	9.1%	4.5% - 8.5%
Diluted net income per share	$3.44	$3.90 - $4.50
Adjusted diluted net income per share*	$4.39	$4.40 - $5.00
Adjusted EBITDA	$140.2	$145.0 - $160.0
Capital expenditures	$19.4	$25.0 - $30.0
Adjusted effective tax rate*	13.8%	20.0% - 25.0%

*Excludes certain non-operational items and amortization expense

Conference Call

Tennant will host a conference call to discuss its 2021 full year and fourth quarter results today, February 24, 2022, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

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Page 4 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.09 billion in 2021 and has approximately 4,250 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2020 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

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Page 5 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

We believe that disclosing gross profit – as adjusted, gross margin – as adjusted, selling and administrative (“S&A”) expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income attributable to Tennant Company – as adjusted, net income attributable to Tennant Company per share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate gross profit – as adjusted and gross margin – as adjusted by adjusting for the discontinuation of product lines and restructuring charges. We calculate S&A expense – as adjusted, and S&A expense as a percent of net sales – as adjusted by adjusting for professional services, restructuring charges, acquisition-contingent consideration and acquisition-related liability adjustment. We calculate operating income – as adjusted and operating margin – as adjusted by adjusting for the pre-tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, gain on sale of business and acquisition-related liability adjustment. We calculate income before income taxes – as adjusted by adjusting for the pre-tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, amortization expense, gain on sale of business, acquisition-related liability adjustment and loss on extinguishment of debt. We calculate income tax expense – as adjusted by adjusting for the tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, amortization expense, gain on sale of business, acquisition-related liability adjustment and loss on extinguishment of debt. We calculate net income attributable to Tennant Company – as adjusted by adjusting for the after-tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, amortization expense, gain on sale of business, acquisition-related liability adjustment and loss on extinguishment of debt. We calculate net income attributable to Tennant Company per share – as adjusted by adjusting for the after-tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, amortization expense, gain on sale of business, acquisition-related liability adjustment and loss on extinguishment of debt, and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adjusting for the pre-tax effect of the discontinuation of product lines, restructuring charges, professional services, acquisition-contingent consideration, amortization expense, gain on sale of business, acquisition-related liability adjustment, loss on extinguishment of debt, interest expense, net, income tax expense, depreciation expense and amortization expense to net income including noncontrolling interest – as reported. We calculate EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Tables to this earnings release.

FINANCIAL TABLES FOLLOW

Page 6 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net sales	$276.4	$273.0	$1,090.8	$1,001.0
Cost of sales	175.8	161.2	652.8	593.2
Gross profit	100.6	111.8	438.0	407.8
Selling and administrative expense	79.4	95.1	321.9	314.0
Research and development expense	8.1	8.7	32.2	30.1
Gain on sale of business	—	—	(9.8)	—
Operating income	13.1	8.0	93.7	63.7
Interest expense, net	(0.7)	(4.0)	(7.3)	(17.4)
Net foreign currency transaction loss	(0.5)	(0.3)	(0.7)	(5.3)
Loss on extinguishment of debt	—	—	(11.3)	—
Other (expense) income, net	(0.3)	0.3	(0.3)	0.1
Income before income taxes	11.6	4.0	74.1	41.1
Income tax expense	3.7	1.5	9.2	7.4
Net income including noncontrolling interest	7.9	2.5	64.9	33.7
Net income attributable to Tennant Company	$7.9	$2.5	$64.9	$33.7

Net income attributable to Tennant Company per share:
Basic	$0.43	$0.14	$3.51	$1.84
Diluted	$0.42	$0.13	$3.44	$1.81

Weighted average shares outstanding:
Basic	18,440,776	18,392,296	18,499,674	18,349,724
Diluted	18,819,208	18,678,576	18,849,217	18,635,002

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended			Twelve Months Ended
	December 31			December 31
	2021	2020	% Change	2021	2020	% Change
Americas	$166.6	$164.4	1.3%	$658.3	$631.0	4.3%
Europe, Middle East and Africa	85.1	81.9	3.9%	331.9	278.2	19.3%
Asia Pacific	24.7	26.7	(7.5)%	100.6	91.8	9.6%
Total	$276.4	$273.0	1.2%	$1,090.8	$1,001.0	9.0%

(1) Net of intercompany sales.

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Page 7 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	December 31,	December 31,
	2021	2020
ASSETS
Cash, cash equivalents, and restricted cash	$123.6	$141.0
Receivables, less allowances of $5.3 and $4.6, respectively	211.4	199.9
Inventories	160.6	127.7
Prepaid and other current assets	31.2	25.0
Total current assets	526.8	493.6
Property, plant and equipment, less accumulated depreciation of $258.4 and $252.0, respectively	172.8	185.5
Operating lease assets	41.3	44.5
Goodwill	193.1	207.8
Intangible assets, net	98.0	126.2
Other assets	29.7	25.0
Total assets	$1,061.7	$1,082.6
LIABILITIES AND TOTAL EQUITY
Current portion of long-term debt	$4.2	$10.9
Accounts payable	121.5	106.3
Employee compensation and benefits	60.6	53.7
Other current liabilities	104.0	83.4
Total current liabilities	290.3	254.3
Long-term debt	263.4	297.6
Long-term operating lease liabilities	25.4	28.7
Employee-related benefits	16.3	17.9
Deferred income taxes	20.6	39.1
Other liabilities	10.6	38.9
Total long-term liabilities	336.3	422.2
Total liabilities	626.6	676.5
Common stock, $0.375 par value per share, 60,000,000 shares authorized; 18,535,116 and 18,503,805 issued and outstanding, respectively	7.0	6.9
Additional paid-in capital	54.1	54.7
Retained earnings	410.6	363.3
Accumulated other comprehensive loss	(37.9)	(20.1)
Total Tennant Company shareholders' equity	433.8	404.8
Noncontrolling interest	1.3	1.3
Total equity	435.1	406.1
Total liabilities and total equity	$1,061.7	$1,082.6

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Page 8 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Twelve Months Ended
	December 31
	2021	2020
OPERATING ACTIVITIES
Net income including noncontrolling interest	$64.9	$33.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33.1	32.6
Amortization of intangible assets	20.0	20.8
Deferred income taxes	(15.0)	(4.0)
Share-based compensation expense	9.5	6.0
Bad debt and returns expense	1.5	2.0
Gain on sale of business	(9.8)	—
Acquisition-contingent consideration adjustment	0.7	(0.4)
Loss on extinguishment of debt	11.3	—
Other, net	1.6	2.6
Changes in operating assets and liabilities:
Receivables	(20.3)	26.0
Inventories	(56.0)	18.3
Accounts payable	19.1	8.5
Employee compensation and benefits	8.3	(10.0)
Other assets and liabilities	0.5	(2.3)
Net cash provided by operating activities	69.4	133.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(19.4)	(29.9)
Proceeds from disposals of property, plant and equipment	—	0.1
Purchase of intangible asset	(0.1)	(0.1)
Proceeds from sale of business, net of cash divested	24.7	—
Investment in leased assets	(3.7)	—
Cash received from leased assets	0.2	—
Net cash provided by (used in) investing activities	1.7	(29.9)
FINANCING ACTIVITIES
Proceeds from borrowings	315.8	126.4
Repayments of borrowings	(362.0)	(157.5)
Debt extinguishment payment	(8.4)	—
Contingent consideration payments	(2.5)	—
Change in finance lease obligations	0.1	(0.2)
Proceeds from issuances of common stock	5.0	4.9
Purchase of noncontrolling owner interest	—	(0.1)
Dividends paid	(17.5)	(16.3)
Repurchases of common stock	(15.0)	—
Net cash used in financing activities	(84.5)	(42.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.0)	5.3
Net (decrease) increase in cash, cash equivalents and restricted cash	(17.4)	66.4
Cash, cash equivalents and restricted cash at beginning of year	141.0	74.6
Cash, cash equivalents and restricted cash at end of year	$123.6	$141.0

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Page 9 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported to Adjusted Gross Profit, Selling and Administrative Expense, and Operating Income

(In millions)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Gross profit - as reported	$100.6	$111.8	$438.0	$407.8
Gross margin - as reported	36.4%	41.0%	40.2%	40.7%
Adjustments:
Discontinuation of product lines	—	—	—	1.7
Restructuring charge (Cost of sales)	0.8	0.9	0.8	1.5
Gross profit - as adjusted	$101.4	$112.7	$438.8	$411.0
Gross margin - as adjusted	36.7%	41.3%	40.2%	41.1%

Selling and administrative expense - as reported	$79.4	$95.1	$321.9	$314.0
Selling and administrative expense as a percent of net sales - as reported	28.7%	34.8%	29.5%	31.4%
Adjustments:
Professional services	—	(0.3)	—	(0.3)
Restructuring charge (Selling & administrative expense)	(1.8)	(4.0)	(2.7)	(6.1)
Acquisition-contingent consideration adjustment	—	0.1	—	0.4
Acquisition-related liability adjustment	—	1.7	(0.7)	1.7
Selling and administrative expense - as adjusted	$77.6	$92.6	$318.5	$309.7
Selling and administrative expense as a percent of net sales - as adjusted	28.1%	33.9%	29.2%	30.9%

Operating income - as reported	$13.1	$8.0	$93.7	$63.7
Operating margin - as reported	4.7%	2.9%	8.6%	6.4%
Adjustments:
Discontinuation of product lines	—	—	—	1.7
Restructuring charge (Cost of sales)	0.8	0.9	0.8	1.5
Restructuring charge (Selling & administrative expense)	1.8	4.0	2.7	6.1
Professional services	—	0.3	—	0.3
Acquisition contingent consideration adjustment	—	(0.1)	0.7	(0.4)
Gain on sale of business	—	—	(9.8)	—
Acquisition-related liability adjustment	—	(1.7)	—	(1.7)
Operating income - as adjusted	$15.7	$11.4	$88.1	$71.2
Operating margin - as adjusted	5.7%	4.2%	8.1%	7.1%

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Page 10 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Income before income taxes - as reported	$11.6	$4.0	$74.1	$41.1
Adjustments:
Discontinuation of product lines	—	—	—	1.7
Restructuring charge (Cost of sales)	0.8	0.9	0.8	1.5
Restructuring charge (Selling & administrative expense)	1.8	4.0	2.7	6.1
Professional services	—	0.3	—	0.3
Acquisition-contingent consideration adjustment	—	(0.1)	0.7	(0.4)
Amortization expense	4.9	5.5	20.0	20.8
Gain on sale of business	—	—	(9.8)	—
Acquisition-related liability adjustment	—	(1.7)	—	(1.7)
Loss on extinguishment of debt	—	—	11.3	—
Income before income taxes - as adjusted	$19.1	$12.9	$99.8	$69.4

Income tax expense - as reported	$3.7	$1.5	$9.2	$7.4
Effective tax rate - as reported	32.2%	36.1%	12.5%	17.9%
Adjustments(1):
Discontinuation of product lines	—	—	—	0.4
Restructuring charge (Cost of sales)	0.2	0.2	0.2	0.4
Restructuring charge (Selling & administrative expense)	0.4	1.1	0.7	1.7
Professional services	—	0.1	—	0.1
Acquisition-contingent consideration adjustment	—	—	0.5	—
Amortization expense	1.3	1.5	5.5	5.7
Gain on sale of business	—	—	(2.3)
Acquisition-related liability adjustment	—	(0.4)	—	(0.4)
Loss on extinguishment of debt	—	—	2.7	—
Income tax expense - as adjusted	$5.6	$4.0	$16.5	$15.3
Effective tax rate - as adjusted	29.3%	31.0%	16.5%	22.0%

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 11 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported to Adjusted Net Income and Net Income Per Share Attributable to Tennant Company

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net income attributable to Tennant Company - as reported	$7.9	$2.5	$64.9	$33.7
Adjustments:
Discontinuation of product lines	—	—	—	1.3
Restructuring charge (Cost of sales)	0.6	0.7	0.6	1.1
Restructuring charge (Selling & administrative expense)	1.4	2.9	2.0	4.4
Professional services	—	0.2	—	0.2
Acquisition-contingent consideration adjustment	—	(0.1)	0.2	(0.4)
Amortization expense	3.6	4.0	14.5	15.1
Gain on sale of business	—	—	(7.5)	—
Acquisition-related liability adjustment	—	(1.3)	—	(1.3)
Loss on extinguishment of debt	—	—	8.6	—
Net income attributable to Tennant Company - as adjusted	$13.5	$8.9	$83.3	$54.1

Net income attributable to Tennant Company per share - as reported:
Diluted	$0.42	$0.13	$3.44	$1.81
Adjustments:
Discontinuation of product lines	—	—	—	0.07
Restructuring charge (Cost of sales)	0.03	0.04	0.03	0.06
Restructuring charge (Selling & administrative expense)	0.07	0.16	0.10	0.24
Professional services	—	0.01	—	0.01
Acquisition-contingent consideration adjustment	—	—	—	(0.02)
Amortization expense	0.19	0.21	0.77	0.81
Gain on sale of business	—	—	(0.40)	—
Acquisition-related liability adjustment	—	(0.07)	—	(0.07)
Loss on extinguishment of debt	—	—	0.45	—
Net income attributable to Tennant Company per share - as adjusted	$0.71	$0.48	$4.39	$2.91

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Page 12 – Tennant Company Reports Strong 2021 Full Year Results and Provides Full Year 2022 Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2021	2020	2021	2020
Net income including noncontrolling interest - as reported	$7.9	$2.5	$64.9	$33.7
Less:
Interest expense, net	0.7	4.0	7.3	17.4
Income tax expense	3.7	1.5	9.2	7.4
Depreciation expense	8.6	8.5	33.1	32.6
Amortization expense	4.9	5.5	20.0	20.8
EBITDA	25.8	22.0	134.5	111.9
Adjustments:
Discontinuation of product lines	—	—	—	1.7
Restructuring charge (Cost of sales)	0.8	0.9	0.8	1.5
Restructuring charge (Selling & administrative expense)	1.8	4.0	2.7	6.1
Professional services	—	0.3	—	0.3
Acquisition-contingent consideration adjustment	—	(0.1)	0.7	(0.4)
Gain on sale of business	—	—	(9.8)	—
Acquisition-related liability adjustment	—	(1.7)	—	(1.7)
Loss on extinguishment of debt	—	—	11.3	—
EBITDA - as adjusted	$28.4	$25.4	$140.2	$119.4
EBITDA margin - as adjusted	10.3%	9.3%	12.9%	11.9%

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